UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2025

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza, Chicago, IL 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 9, 2025, Hyatt Hotels Corporation (“Hyatt”), a Delaware corporation, entered into a Purchase Agreement (the “Purchase Agreement”) with Playa Hotels & Resorts N.V. (“Playa”), a Dutch public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands, and HI Holdings Playa B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an indirect wholly owned subsidiary of Hyatt (“Buyer”).

Initial Offer, Duration and Expiration Time

Pursuant to the Purchase Agreement, Buyer will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding ordinary shares, par value EUR 0.10 per share, of Playa (the “Shares”) at a cash price of $13.50 per Share (the “Offer Consideration”), without interest and subject to any required tax withholding. The Offer will remain open until 9:00 a.m. (New York City time) on the day that is

•	21 business days from the commencement of the Offer; or

•	six business days after the date of the extraordinary general meeting of the shareholders of Playa discussed below (the “EGM”),

whichever is later, unless the Offer is extended. The time at which the Offer expires (taking into account any extensions) is referred to as the “Expiration Time.”

Subsequent Offering Period; Corporate Reorganization

If the conditions to the settlement of the Offer are satisfied, Buyer will commence a subsequent offering period (the “Subsequent Offering Period”) on the first business day after the Expiration Time. Pursuant to the Subsequent Offering Period, Buyer will offer to purchase additional Shares at the Offer Consideration, without interest and subject to any required tax withholding, for a period of five business days.

It is expected that, promptly following settlement of the Subsequent Offering Period (the “Subsequent Closing”), Playa will become an indirect wholly owned subsidiary of Hyatt through a corporate reorganization involving Playa and its subsidiaries. Accordingly, Playa will no longer be a publicly traded company, the listing of the Shares on NASDAQ will be terminated and the Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), resulting in the cessation of Playa’s reporting obligations with respect to the Shares.

The corporate reorganization will be implemented by means of a Dutch legal triangular merger (juridische driehoeksfusie) of Playa with and into a newly formed indirect subsidiary of Playa, together with a share exchange and cancellation transaction. Upon completion, each Playa shareholder that did not tender its Shares prior to the expiration of the Subsequent Offering Period will cease to hold any Shares and will have received an amount in cash, without interest and subject to any required tax withholding, equal to the Offer Consideration multiplied by the number of Shares held by such minority shareholder immediately prior to the corporate reorganization.

Conditions to the Offer

Buyer’s obligation to purchase Shares pursuant to the Offer is subject to the satisfaction or waiver of various usual and customary conditions, including:

•

The tendering of a sufficient number of Shares to enable Buyer to acquire, together with the Shares it currently holds, at least eighty percent (80%) of the Shares (the “Minimum Condition”) at the settlement of the Offer (and prior to any Subsequent Offering Period) (the “Closing”). Under certain circumstances, Buyer may reduce the Minimum Condition to seventy-five percent (75%) of the Shares.

•

The receipt of required approvals relating to anti-competition filings, or the expiration or termination of their respective waiting periods, including any extensions (collectively, the “Required Approvals”). Hyatt, Buyer and Playa have agreed to use their respective reasonable best efforts to obtain the Required Approvals.

•

The adoption of resolutions by shareholders of Playa at the EGM (or a subsequent EGM) approving certain transactions relating to the Offer and appointing Buyer designees to, and removal of certain other directors from, the Playa board of directors (the “Playa Board”) effective upon the Closing (the “Shareholder Approval”). The Shareholder Approval will include authority to conduct the corporate reorganization following the Subsequent Closing described above.

Extensions of the Offer

If, at any then-scheduled expiration time, any conditions of the Offer have not been satisfied or waived by Buyer, Buyer must, subject to certain exceptions, extend the Offer in consecutive periods of up to ten business days in order to permit the satisfaction of such conditions.

If Buyer determines at any then-scheduled expiration time that the conditions of the Offer are not reasonably likely to be satisfied within a ten business day extension period, then Buyer may choose to extend the Offer for up to 20 business days instead.

Buyer is not required to extend the Offer beyond October 9, 2025. In addition, if the only unmet conditions are the Minimum Condition and certain conditions relating to shareholder approvals or that can otherwise only be satisfied at the Closing, Buyer may extend the Offer on more than three occasions.

Committed Debt Financing

Hyatt has obtained committed debt financing from Bank of America, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC to support the Offer. The Offer is not subject to any financing condition.

Support Agreements

In connection with the Offer, each of Playa’s executive officers and certain of its directors, who in aggregate control approximately 9.8% of the Shares, entered into tender and support agreements with Playa in their respective capacities as Playa shareholders. Under those agreements, each such shareholder has agreed, among other things, to tender its Shares in the Offer and to vote in favor of the adoption of certain shareholders’ resolutions at the EGM. The tender and support agreements also contain certain Share transfer restrictions. The tender and support agreements will terminate upon the Closing or an earlier termination of the Purchase Agreement.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations, warranties and covenants of Hyatt, Buyer and Playa, including a covenant requiring Playa to operate its business and that of its subsidiaries in the ordinary course consistent with past practice.

Alternative Acquisition Proposals; Board Recommendation

Playa has agreed to cease all existing, and to not solicit or initiate, discussions with third parties regarding, alternative proposals to acquire, or enter into similar transactions involving, Playa (each, an “Alternative Acquisition Proposal”).

Subject to certain exceptions, the Playa Board is not permitted to, among other things:

•	withhold, withdraw, qualify, amend or modify its recommendation to its shareholders to accept the Offer and to vote in favor of the Shareholder Approval (the “Playa Board Recommendation”);

•	recommend, adopt or approve any Alternative Acquisition Proposal, or submit any Alternative Acquisition Proposal to a vote of Playa’s shareholders;

•	publicly make any recommendation in connection with an Alternative Acquisition Proposal other than a recommendation against such proposal;

•

fail to publicly recommend against any Alternative Acquisition Proposal or fail to timely reaffirm the Playa Board Recommendation upon certain specified events (any such action in this paragraph an “Adverse Recommendation Change”);

•	approve, recommend, authorize or allow Playa or any of its subsidiaries to enter into any agreement relating to any Alternative Acquisition Proposal; or

•	publicly propose to approve, recommend or allow any of the foregoing.

Contemplated Corporate Governance

As of the Closing, the Playa Board will consist of no more than seven directors, (i) two of whom will be independent non-executive directors mutually designated by Playa and Buyer and (ii) the remainder of whom will be designated by Hyatt and Buyer.

Treatment of Playa Equity Awards

The Purchase Agreement provides for the following treatment of Playa equity awards upon the payment by Buyer for all Shares tendered in the Offer prior to the Expiration Time:

•	Each:

•	restricted share issued by Playa that remains subject to one or more vesting conditions (each a “Playa Restricted Share”) and

•	restricted stock unit issued by Playa that remains subject to one or more vesting conditions (each, a “Playa RSU”),

held by any non-executive director of Playa and certain non-continuing employees to be determined by Hyatt will become fully vested and will be automatically converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying the Offer Consideration by the total number of vested Shares subject to such award of Playa Restricted Shares or Playa RSUs as of immediately prior to the Closing. Each Playa Restricted Share that vests based on achievement of one or more performance goals will vest at either (i) target performance or (ii) the greater of actual and target performance, in accordance with the applicable award agreement memorializing such Playa Restricted Share.

•

Each award of Playa Restricted Shares and each award of Playa RSUs that is unvested (after taking into consideration the accelerated vesting described above) and that remains issued and outstanding as of immediately prior to the Closing (each a “Continuing Award”) will be assumed by Hyatt and converted into a corresponding award of restricted stock units covering a number of shares of Hyatt common stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying:

•

the total number of unvested Shares subject to the applicable Continuing Awards (with the number of Shares subject to each Playa Restricted Share based on achievement of one or more performance goals based on either (i) target performance or (ii) the greater of actual and target performance, in each case, in accordance with the applicable award agreement memorializing such Playa Restricted Share) by

•

the quotient of (a) the average closing price per share for Playa ordinary shares, as reported on NASDAQ and by Bloomberg L.P., for the 20 trading days ending on the trading day immediately preceding the date of the Closing, divided by (b) the average closing price per share for Hyatt common stock, as reported on NYSE and by Bloomberg L.P., for the 20 trading days ending on the trading day immediately preceding the date of the Closing (each resulting award covering Hyatt common stock, an “Assumed Award”).

Such Assumed Awards will continue to have, and be subject to, the same vesting and other terms and conditions as were applicable to the corresponding Continuing Awards as of immediately prior to the Closing, except that if the holder of an Assumed Award is terminated without “cause” or upon termination of employment by the Assumed Award holder for “good reason,” either (i) within 12 months following the Closing for any such Assumed Award holder who is not part of a group of certain identified Playa employees or (ii) within 24 months following the Closing for any such Assumed Award holder who is a part of a group of certain identified Playa employees, in either case such holder’s Assumed Awards will, upon effectiveness of a release and waiver, immediately vest in full.

Termination Rights

The Purchase Agreement contains certain termination rights, including:

•	the right of Playa or Hyatt to terminate the Purchase Agreement:

•	if the Offer is not consummated on or before 11:59 p.m. (New York City time) on October 9, 2025; or

•	if the other party breaches its representations, warranties or covenants in a material way that cannot be timely cured and results in any Offer condition not being satisfied;

•

the right of Playa to terminate the Purchase Agreement to accept a superior proposal for an alternative acquisition transaction (a “Superior Proposal”), provided that Playa did not materially breach its non-solicitation obligations in respect of such Superior Proposal; and

•	the right of Hyatt to terminate the Purchase Agreement:

•	following an Adverse Recommendation Change;

•	due to a willful breach by Playa of its non-solicitation covenants; or

•	if Shareholder Approval has not been obtained.

Upon termination of the Purchase Agreement, Playa has agreed to pay Hyatt a termination fee of $56,323,547 under specified circumstances, including a termination by Playa to enter into an agreement for a Superior Proposal, a termination by Hyatt following an Adverse Recommendation Change or Playa’s willful breach of its non-solicitation obligations, and, in the event that an Alternative Acquisition Proposal is made public prior to a termination for certain specified reasons and, within 12 months of such termination, Playa consummates or enters into an agreement with respect to certain alternative transactions.

Playa has also agreed to reimburse Hyatt and Buyer for up to $8 million of their reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the transactions contemplated by the Purchase Agreement if the Purchase Agreement is terminated:

•

by Hyatt or Playa, prior to the Minimum Condition being satisfied or the Shareholder Approval having been obtained, due to failure of the Closing to have occurred by 11:59 p.m. (New York City time) on October 9, 2025 or expiration of the Offer and all required extensions thereof; or

•	by Hyatt due to the Shareholder Approval not having been obtained at the EGM.

The foregoing description of the Purchase Agreement is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Hyatt, Buyer and Playa. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Playa’s or Hyatt’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On February 10, 2025, Hyatt issued a press release announcing the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Purchase Agreement, dated as of February 9, 2025, by and between Hyatt Hotels Corporation, HI Holdings Playa B.V. and Playa Hotels & Resorts N.V.*

99.1	Hyatt Hotels Corporation Press Release, dated February 10, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hyatt agrees to furnish supplementally a copy of any such schedule or exhibit to the U.S. Securities and Exchange Commission (the “SEC”) upon request.

Additional Information and Where to Find It

The tender offer for the ordinary shares of Playa referenced in this Form 8-K has not yet commenced. This Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell ordinary shares of Playa or any other securities, nor is it a substitute for the tender offer materials that Buyer will file with the SEC upon the commencement of the tender offer. At the time the tender offer is commenced, Buyer will file with the SEC a tender offer statement on Schedule TO (the “Tender Offer Statement”), and thereafter Playa will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with respect to the tender offer. Playa also intends to file with the SEC a proxy statement in connection with an extraordinary general meeting of shareholders of Playa, at which the Playa shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each Playa shareholder entitled to vote at the extraordinary general meeting. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT AND THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. PLAYA’S SHAREHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF PLAYA’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents), as well as the Solicitation/Recommendation Statement, will be made available to all holders of Playa’s ordinary shares at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Copies of the documents filed by the Buyer with the SEC will also be available free of charge on Hyatt’s Investor Relations site at investors.hyatt.com or by contacting Hyatt’s investor relations department at investorrelations@hyatt.com. Copies of the documents filed by Playa with the SEC will also be available free of charge on Playa’s website at investors.playaresorts.com or by contacting Playa’s investor relations department at ir@playaresorts.com. In addition, Playa shareholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement.

Participants in the Solicitation

Playa, its directors and executive officers and other members of its management and employees, as well as Hyatt and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Playa’s shareholders in connection with the EGM Proposals. Information about Playa’s directors and executive officers and their ownership of Playa’s ordinary shares is set forth in the proxy statement for Playa’s 2024 annual general meeting of shareholders, which was filed with the SEC on April 22, 2024. Information about Hyatt’s directors and executive officers is set forth in the proxy statement for Hyatt’s 2024 annual meeting of shareholders, which was filed with the SEC on April 4, 2024. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Playa’s directors and executive officers in the transaction, which may be different than those of Playa’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.

Forward-Looking Statements

This communication and the exhibits attached hereto contain certain “forward-looking statements,” which statements are not historical facts, relating to Hyatt, Playa and the proposed acquisition. These statements include, but are not limited to: statements about the proposed acquisition and the expected timeline for completing the acquisition; approvals of the acquisition; ability to consummate and finance the acquisition; method of financing the acquisition;

integration of the acquisition; future operations or benefits; future business and financial performance; and outcomes of the proposed acquisition involve known and unknown risks that are difficult to predict. Words such as “anticipate,” “believe,” “estimate,” “expect,” “seek,” “likely,” “forecast,” “estimate,” “continue,” “intend,” “may,” “could,” “plan,” “project,” “predict,” “should,” “would,” “will” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, are intended to identify such forward-looking statements. Such forward-looking statements are necessarily based upon estimates and assumptions available to us as of the date the statements are made, which are inherently uncertain.

Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements due to various known and unknown risks and uncertainties. Factors that may cause actual results, performance or achievements to differ materially from current expectations include, but are not limited to: the effects that the announcement or pendency of the proposed acquisition may have on us, Playa and our respective business and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we or they do business; inability to obtain required regulatory or government approvals or to obtain such approvals on satisfactory conditions; inability to obtain sufficient shareholder tender of Playa ordinary shares, shareholder approval or to satisfy other closing conditions; inability to obtain financing; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the effects that any termination of the definitive agreement may have on us or our business; failure to successfully complete the proposed acquisition; legal proceedings that may be instituted related to the proposed acquisition; significant and unexpected costs, charges or expenses related to the proposed acquisition; risks associated with potential divestitures, including of Playa real estate or business; ability or failure to successfully integrate the acquisition with existing operations; ability to realize anticipated synergies or obtain the results anticipated; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the financial condition of, and our and Playa’s relationships with, third-party owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access the capital necessary to fund current operations or implement our plans for growth; our ability to successfully execute our strategy to expand our management and hotels services and franchising business while at the same time reducing Playa’s real estate asset base within targeted timeframes and at expected values; our and Playa’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; declines in the value of real estate assets; unforeseen terminations of management and hotels services or franchise agreements; risks associated with changing, or the introduction of new, brand concepts, including lack of acceptance of different or new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, industry consolidation, and the markets where we and Playa operate; violations of regulations or laws related to our or Playa’s franchising businesses, licensing businesses or international operations; and other risks discussed in our filings with the SEC, including our most recently filed annual report on Form 10-K and subsequent quarterly reports filed on Form 10-Q, which filings are incorporated herein by reference and available from the SEC’s website at www.sec.gov, and in other documents that we may file with or furnish to the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Form 8-K. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements or otherwise, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYATT HOTELS CORPORATION

/s/ Joan Bottarini
Joan Bottarini
Date: February 10, 2025	Executive Vice President, Chief Financial Officer